                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                             State or Jurisdiction
Name of Subsidiary                             of Incorporation
------------------                           ---------------------

Infonautics Corporation                          Pennsylvania
    Infoprop, Inc.                               Delaware
Infoloans, Inc.                                  Delaware